AMENDED AND RESTATED BYLAWS OF MOLINA HEALTHCARE, INC. a Delaware corporation (as Amended and Restated Effective December 22, 2023)

i TABLE OF CONTENTS Page ARTICLE I OFFICES .....................................................................................................................1 Section 1.1 Registered Office............................................................................................1 Section 1.2 Other Offices ..................................................................................................1 ARTICLE II STOCKHOLDERS’ MEETINGS ..............................................................................1 Section 2.1 Place of Meetings ...........................................................................................1 Section 2.2 Annual and Special Meetings; Nominations ..................................................1 Section 2.3 Notice of Annual Meetings ..........................................................................11 Section 2.4 Stockholders’ List ........................................................................................11 Section 2.5 Special Meetings ..........................................................................................12 Section 2.6 Notice of Special Meetings ..........................................................................12 Section 2.7 Quorum; Adjournment .................................................................................12 Section 2.8 Conduct of Business .....................................................................................13 Section 2.9 Voting ...........................................................................................................14 Section 2.10 Proxies ........................................................................................................14 Section 2.11 Inspectors ...................................................................................................15 Section 2.12 Meetings by Remote Communication ........................................................15 Section 2.13 Proxy Access for Director Nominations ....................................................15 ARTICLE III DIRECTORS ..........................................................................................................23 Section 3.1 General Powers ............................................................................................23 Section 3.2 Number and Qualifications of Directors ......................................................24 Section 3.3 Term; Vacancies; Resignation and Removal of Directors ...........................24 Section 3.4 Place of Meetings .........................................................................................25 Section 3.5 Compensation of Directors...........................................................................25 Section 3.6 Regular Meetings .........................................................................................25 Section 3.7 Special Meetings ..........................................................................................25 Section 3.8 Action Without Meeting; Use of Communications Equipment ...................26 Section 3.9 Quorum and Manner of Acting ....................................................................26 ARTICLE IV EXECUTIVE AND OTHER COMMITTEES .......................................................26 Section 4.1 Executive Committee ...................................................................................26 Section 4.2 Other Committees ........................................................................................27 Section 4.3 Procedure; Meeting; Quorum .......................................................................27 ARTICLE V OFFICERS ...............................................................................................................28 Section 5.1 Officers .........................................................................................................28 Section 5.2 Election, Term of Office and Eligibility ......................................................28 Section 5.3 Subordinate Officers ....................................................................................28

ii Section 5.4 Removal and Resignation of Officers ..........................................................28 Section 5.5 Chair of the Board ........................................................................................28 Section 5.6 The President ................................................................................................29 Section 5.7 Other Executive Officers and Executive Vice Presidents ............................29 Section 5.8 The Secretary................................................................................................29 Section 5.9 The Treasurer ...............................................................................................29 Section 5.10 Compensation .............................................................................................30 Section 5.11 Delegation of Duties...................................................................................30 ARTICLE VI SHARES OF STOCK .............................................................................................30 Section 6.1 Regulation ....................................................................................................30 Section 6.2 Stock Certificates .........................................................................................30 Section 6.3 Restriction on Transfer of Securities ............................................................30 Section 6.4 Transfer of Shares ........................................................................................31 Section 6.5 Fixing Date for Determination of Stockholders of Record ..........................31 Section 6.6 Lost Certificate .............................................................................................32 ARTICLE VII BOOKS AND RECORDS ....................................................................................32 Section 7.1 Location ........................................................................................................32 Section 7.2 Inspection .....................................................................................................32 Section 7.3 Corporate Seal ..............................................................................................33 Section 7.4 Stock Ledger ................................................................................................33 ARTICLE VIII DIVIDENDS AND RESERVES .........................................................................33 Section 8.1 Dividends .....................................................................................................33 Section 8.2 Reserves .......................................................................................................33 ARTICLE IX MISCELLANEOUS PROVISIONS ......................................................................33 Section 9.1 Fiscal Year....................................................................................................33 Section 9.2 Depositories ..................................................................................................33 Section 9.3 Checks, Drafts and Notes .............................................................................33 Section 9.4 Contracts and Other Instruments ..................................................................34 Section 9.5 Notices ..........................................................................................................34 Section 9.6 Waivers of Notice.........................................................................................34 Section 9.7 Stock in Other Corporations .........................................................................34 Section 9.8 Indemnification ............................................................................................34 Section 9.9 Amendment of Bylaws .................................................................................37 ARTICLE X EXCLUSIVE FORUM ............................................................................................37 Section 10.1 Exclusive Forum ........................................................................................37

AMENDED AND RESTATED BYLAWS OF MOLINA HEALTHCARE, INC. ARTICLE I OFFICES Section 1.1 Registered Office. The registered office of the Corporation shall be maintained in the County of New Castle, State of Delaware, and the registered agent in charge thereof is Corporation Service Company. Section 1.2 Other Offices. The Corporation may also have offices and keep the books and records of the Corporation, except as may otherwise be required by law, at such other places both within and outside the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require. ARTICLE II STOCKHOLDERS’ MEETINGS Section 2.1 Place of Meetings. All meetings of the stockholders held at a physical location, whether annual or special, shall be held at an office of the Corporation or at such other place, within or outside the State of Delaware, as may be fixed from time to time by the Board of Directors. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication, in accordance with Section 2.12 of these Bylaws. Section 2.2 Annual and Special Meetings; Nominations. (a) The annual meeting of the stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of annual meeting, at which such stockholders shall elect members to the Board of Directors and transact such other business as may properly be brought before such meeting. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders or special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) (i) pursuant to the Corporation’s notice of meeting of stockholders, (ii) by or at the direction of the Board of Directors, (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in Section 2.2(b) or, if applicable, Section 2.13, who is entitled to vote at such meeting and who complied with the notice procedures set forth in Section 2.2(b) or Section 2.13, as applicable. The foregoing clause (iii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting, as applicable. (b) Notice of Nominations for Election to the Board of Directors. (1) (i) A nomination of a person or persons for election to the Board of Directors by any stockholder made pursuant to Section 2.2(a)(iii), and by giving notice in

2 accordance with this Section 2.2(b), may only be made at such meeting by a stockholder that is present in person. For purposes of this Section 2.2(b), “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. (ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.2(b), (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.2(b), and (D) be a stockholder of record at the time of such annual meeting. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is scheduled more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered, or mailed and received, not more than one hundred twenty (120) days prior to such annual meeting and not later than ninety (90) days prior to such annual meeting or, if later, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods, “Timely Notice”). (iii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.2(b), (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.2(b) and (D) be a stockholder of record at the time of such special meeting. To be timely, a stockholder’s notice for nominations to be made at a special meeting pursuant to this Section 2.2(b) shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days prior to nor more than one hundred twenty (120) days prior to such special meeting or, if later, the tenth (10th) day following the day on which public announcement of the date of such special meeting was first made. (iv) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

3 (v) In no event may a Nominating Person (as defined below) provide Timely Notice or “timely” notice as set forth in Section 2.2(b)(1)(iii), as applicable, with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period for Timely Notice, (B) the conclusion of the time period for notice to be “timely” as set forth in Section 2.2(b)(1)(iii) or (C) the tenth day following the date of public announcement of such increase. (2) To be in proper form for purposes of this Section 2.2(b), a stockholder’s notice to the Secretary shall set forth: (i) As to each Nominating Person, the Stockholder Information (as defined in Section 2.2(c)(2)(i), except that for purposes of this Section 2.2(b) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.2(c)(2)(i)); (ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.2(c)(2)(ii), except that for purposes of this Section 2.2(b) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.2(c)(2)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.2(c)(2)(ii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 2.2(c)(2)(ii)(H), the Nominating Person’s notice for purposes of this Section 2.2(b) shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “1934 Act”); and (iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director: (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the 1934 Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such

4 Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, (C) a completed and signed written questionnaire as provided for in Section 2.2(f), except that for purposes of a nomination by a stockholder pursuant to a notice given in accordance with this Section 2.2(b), such written questionnaire shall be in the form provided by the Secretary upon written request of any stockholder of record therefor, and (D) a written representation and agreement as provided for in Section 2.2(f), except that for purposes of a nomination by a stockholder pursuant to a notice given in accordance with this Section 2.2(b), such written representation and agreement shall be in the form provided by the Corporation upon written request of any stockholder of record therefor and shall also include a representation that such candidate for nomination, if elected as a director of the Corporation, (x) will comply with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director that are not publicly disclosed (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (y) intends to serve the entire term until the next meeting at which such candidate would face re-election. For purposes of this Section 2.2(b), the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation. (3) The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors. (4) The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person. (5) A stockholder providing notice of any nomination proposed to be made at a meeting and any candidate for nomination as a director shall further update and

5 supplement such notice or the materials delivered pursuant to this Section 2.2(b), as applicable, if necessary, so that the information provided or required to be provided, either in such notice or by such candidate, as applicable, pursuant to this Section 2.2(b) shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination. (6) In addition to the requirements of this Section 2.2(b) with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the 1934 Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.2(b), unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the 1934 Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a- 19(a)(3) promulgated under the 1934 Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a- 19(a)(3) promulgated under the 1934 Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act. (7) No candidate nominated pursuant to this Section 2.2(b) shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with

6 this Section 2.2(b), as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.2(b), and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. (c) Notice of Business to be Brought Before an Annual Meeting. (1) (i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (A) specified in a notice of meeting given by or at the direction of the Board of Directors, (B) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chair of the Board or (C) otherwise properly brought before the meeting by a stockholder present in person who (1) (x) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.2(c) and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with this Section 2.2(c) in all applicable respects or (2) properly made such proposal in accordance with Rule 14a-8 under the 1934 Act. The foregoing clause (C) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.5, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.2(c), “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.2(b) and this Section 2.2(c) shall not be applicable to nominations except as expressly provided in Section 2.2(b). (ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (A) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.2(c). (2) To be in proper form for the purposes of this Section 2.2(c), a stockholder’s notice shall set forth: (i) as to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the

7 meaning of Rule 13d-3 under the 1934 Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) the date or dates such shares were acquired, (D) the investment intent of such acquisition; and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Stockholder Information”); (ii) as to each Proposing Person: (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the 1934 Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the 1934 Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the 1934 Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (3) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of the Corporation of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the 1934 Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the 1934 Act solely by reason of Rule

8 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (B) any proportionate interest in shares of the Corporation or Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (C) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (D) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (E) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; (F) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the 1934 Act; and (H) a representation that such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal (the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

9 (iii) as to each item of business that such stockholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before such meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person; (C) a reasonably detailed description of all agreements, arrangements and understandings, direct and indirect, (1) between or among any Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including their names), in connection with the proposal of such business; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the 1934 Act; provided, however, that the disclosures required by this Section 2.2(c)(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. For purposes of this Section 2.2(c), the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation. (iv) The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors. (3) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2(c) shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and

10 supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders. (4) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.2(c). The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.2(c), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. (5) This Section 2.2(c) is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the 1934 Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.2(c) with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the 1934 Act with respect to any such business. Nothing in this Section 2.2(c) shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act. (d) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act. (e) [Reserved.] (f) To be eligible to be a nominee for election or reelection by a stockholder pursuant to Section 2.2(b) or by an Eligible Stockholder pursuant to Section 2.13, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.2(b) or Section 2.13, as applicable), to the Secretary at the principal offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) of such person that such person: (1) is not and will not become a party to:

11 (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (ii) any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (3) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation. Section 2.3 Notice of Annual Meetings. Written notice of the annual meeting stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Section 2.4 Stockholders’ List. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date) arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the date before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.4 or to vote in person or by proxy at any meeting of stockholders.

12 Section 2.5 Special Meetings. (a) Pursuant to the Certificate of Incorporation (as amended, the “Certificate of Incorporation”), special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the President or Chief Executive Officer of the Corporation, the Chair of the Board of Directors, the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and the powers and authority of which, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings. Such special meetings may not be called by any other person or persons. (b) No business may be transacted at such special meeting, other than the business specified in such notice of such meeting. The Corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders. (c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders (but only if the election of directors is a matter specified in the Corporation’s notice of meeting) as provided for in Section 2.2(b) of these Bylaws. Section 2.6 Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Section 2.7 Quorum; Adjournment. (a) The holders of a majority in voting power of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or, in the absence of such person, any officer entitled to preside at or act as secretary of such meeting, or a majority in voting power of the stockholders entitled to vote thereat, present in person or by remote communication, if applicable, or represented by proxy, shall have the power to adjourn the meeting from time to time in the manner provided in Section 2.7(b) until a quorum is present or represented by proxy. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, without limitation, its own stock, held by it in a fiduciary capacity.

13 (b) When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the General Corporation Law of the State of Delaware. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Section 2.8 Conduct of Business. (a) Only persons who are nominated in accordance with the procedures set forth in Section 2.2 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.2 or 2.5. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, in addition to the power and duty to make any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the chair of the meeting). Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. (b) At every meeting of the stockholders, the President or, in his or her absence, such other person as may be appointed by the Board of Directors, shall act as chair of the meeting. The Secretary of the Corporation or, in his or her absence, such other person as designated by the chair of the meeting, shall act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of the chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine;

14 (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.8. Section 2.9 Voting. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, these Bylaws and any other applicable law or the rules of any stock exchange on which the Corporation’s shares are listed in respect of the vote that shall be required for a specified action, the vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or of these Bylaws or of such other applicable law or the rules of any stock exchange on which the Corporation’s shares are listed, a different vote is required, in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation, except as otherwise provided in the Certificate of Incorporation. Section 2.10 Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. (b) A stockholder may issue a valid proxy by (i) executing a written authorization therefor identifying the person or persons authorized to act for such stockholder by proxy or (ii) transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission, provided that the telegram, cablegram or other means of electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. An “electronic transmission” as used in these Bylaws means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized by this Section 2.10 may be substituted for or used in lieu of the original writing or electronic transmission. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware, provided that such authorization shall set forth or be delivered with information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long

15 as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. (c) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board. Section 2.11 Inspectors. Before any meeting of stockholders, either the Board of Directors or, in the absence of designation of inspectors by the Board of Directors, the chair of any meeting of the stockholders may, in its or such person’s discretion, appoint one (1) or more inspectors to act at the meeting or its adjournment and make a written report thereof. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Such inspectors shall perform such duties as shall be specified by the Board of Directors or the chair of the meeting, and may appoint such persons to assist them in performing their duties as they determine. Inspectors need not be Stockholders, employees, officers or directors of the Corporation. No director or nominee for the office of director shall be appointed as any such inspector. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chair of the meeting shall appoint a person to fill that vacancy. Any report or certificate made by an inspector is prima facie evidence of the facts stated therein. Section 2.12 Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Section 2.13 Proxy Access for Director Nominations. (a) The Corporation shall include in its proxy statement and/or on its form of proxy or ballot (collectively, “proxy materials”) for an annual meeting of stockholders the name of, and the Required Information (as defined below) relating to, any nominee for election or reelection to the Board who satisfies the eligibility requirements in this Section 2.13 (a “Stockholder Nominee”) and who is identified in a Stockholder Notice that complies with Section 2.2(b)(2) and that in addition complies with Section 2.13(f) and that is timely delivered

16 pursuant to Section 2.13(g) by a stockholder on behalf of one or more beneficial owners (such stockholder or beneficial owner, a “Holder”), but in no case more than twenty (20) Holders, who: (1) elect(s) at the time of delivering the Stockholder Notice to have such Stockholder Nominee included in the Corporation’s proxy materials, (2) as of both the date of the Stockholder Notice, and the record date for determining stockholders entitled to vote at the annual meeting of stockholders, (A) own(s) (as defined below in Section 2.13(c)) a number of shares that represents at least 3% of the outstanding shares of the Corporation entitled to vote in the election of directors as of the most recent date for which such amount is disclosed in any filing by the Corporation with the SEC prior to the submission of the Stockholder Notice (the “Required Shares”) and (B) has or have owned (as defined below in Section 2.13(c)) continuously the Required Shares (as adjusted for any stock splits, stock dividends, or similar events) for at least the three (3)-year period preceding the date of the Stockholder Notice, and must continue to hold the Required Shares through the annual meeting date, and (3) satisfies or satisfy the additional requirements in these Bylaws (such Holder or Holders collectively, an “Eligible Stockholder”). For the avoidance of doubt, in the event of a nomination by a group of Holders, any and all requirements and obligations for an individual Eligible Stockholder set forth in this Section 2.13, including the minimum holding period, shall apply to each member of such group, provided that the Required Shares shall be owned by the group of Holders in the aggregate. Should any Holder withdraw from a group of Holders constituting an Eligible Stockholder at any time prior to the annual meeting of stockholders, the remaining Holders shall be deemed to own only the shares owned by the remaining members of the group in determining if the Holders continue to constitute an Eligible Stockholder. (b) For purposes of satisfying the ownership requirement under Section 2.13(a): (1) the outstanding shares of the Corporation owned by one or more Holders may be aggregated, provided that the number of Holders whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (2) a group of funds under common management and investment control shall be treated as one Holder. (c) For purposes of this Section 2.13, an Eligible Stockholder “owns” only those outstanding shares of the Corporation as to which the Holder possesses both; (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares:

17 (i) sold by such Holder or any of its affiliates in any transaction that has not been settled or closed, (ii) borrowed by such Holder or any of its affiliates for any purposes or purchased by such Holder or any of its affiliates pursuant to an agreement to resell, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (A) reducing in any manner, to any extent or at any time in the future, such Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such Holder or affiliate. A Holder “owns” shares held in the name of a nominee or other intermediary so long as the Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A Holder’s ownership of shares shall be deemed to continue during any period in which the Holder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the Holder. A Holder’s ownership of shares shall be deemed to continue during any period in which the Holder has loaned such shares provided that the Holder has the power to recall such loaned shares on no more than five (5) business days’ notice and recalls such loaned shares back to its own possession not more than five (5) business days after being notified that its Stockholder Nominee will be included in the Corporation’s proxy material for the relevant annual meeting and holds the recalled shares through date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. For purposes of this Section 2.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the 1934 Act. (d) No Holder may be a member of more than one group of Holders constituting an Eligible Stockholder under this Section 2.13 per each annual meeting of stockholders. (e) For purposes of this Section 2.13, the “Required Information” that the Corporation will include in its proxy materials is: (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy materials by the applicable requirements of the 1934 Act and the rules and regulations thereunder; and (2) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of its Stockholder Nominee, which must

18 be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy materials for the annual meeting (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any information, including all or a portion of any Statement, if the Corporation in good faith believes such information (A) is not true and correct in all material respects or omits to state a material statement necessary to make the statements therein not misleading; (B) directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) would violate any applicable law or regulation. Nothing in this Section 2.13 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee. (f) The Stockholder Notice shall set forth the information required under Section 2.2(b) (2) of these Bylaws and in addition shall set forth: (1) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission under Rule 14a-18 under the 1934 Act; (2) the details of any relationship not disclosed in the Schedule 14N that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) an executed written agreement by the Eligible Stockholder addressed to the Corporation, setting forth the following additional agreements, representations, and warranties: (i) a representation and warranty as to the number of shares of the Corporation it owns and has owned (as defined in Section 2.13(c)) continuously for at least three years as of the date of the Stockholder Notice and an agreement to continue to own the Required Shares through the date of the annual meeting, which statement shall also be included in the written statements set forth in Item 4 of the Schedule 14N filed by the Eligible Stockholder with the Securities and Exchange Commission, and a representation and warranty that it intends to continue to satisfy the eligibility requirements described in this Section 2.13 through the date of the annual meeting; (ii) the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries as required under Section 2.13(h) verifying the Eligible Stockholder’s continuous ownership of the Required Shares, such statements to be delivered within five (5) business days after the date of the Stockholder Notice and as of the business day immediately preceding the date of the annual meeting; (iii) the Eligible Stockholder’s representation and agreement that the Eligible Stockholder (including each member of any group of Holders that together is an Eligible Stockholder under this Section 2.13):

19 (A) did not acquire the Required Shares with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.13, (C) has not engaged and will not engage in a, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act (or any successor rules), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board, and (D) will not distribute to any Stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (iv) the Eligible Stockholder’s agreement to: (A) assume all liability stemming from any legal or regulatory violation arising out of any statements or communications made by the Eligible Stockholder to the Corporation, its stockholders or any other persons in connection with the nomination or election of directors, including, without limitation, the Stockholder Notice, (B) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees, individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the Eligible Stockholder’s actions, including the provision of any information in the Stockholder Notice or any other communication by the Eligible Stockholder (including with respect to any group member) with the Corporation, in connection with any nomination submitted by the Eligible Stockholder pursuant to this Section 2.13, (C) in the event that any information in the Stockholder Notice, or any other communication by the Eligible Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made therein not misleading, or the Eligible Stockholder (including any group member) discovers that it has failed to continue to satisfy the eligibility requirements described in this Section 2.13, promptly (and in any event within 48 hours of discovering such misstatement, omission or failure to satisfy eligibility) notify the Corporation and any other recipient of such misstatement or omission and of the information required to correct the misstatement or omission, or of such failure to satisfy eligibility; (D) comply with all other laws and regulations applicable to the Eligible Stockholder in connection with any solicitation in connection with the annual meeting,

20 (E) file all materials described below in Section 2.13(h)(3) with the Securities and Exchange Commission, regardless of whether any such filing is required under Regulation 14A under the 1934 Act or whether any exemption from filing is available for such materials under Regulation 14A, and (F) provide to the Corporation prior to the annual meeting such additional information as may be reasonably requested by the Corporation in order for the Corporation to comply with its disclosure obligations under applicable law, determine the Eligible Stockholder’s satisfaction of the requirements of this Section 2.13 and ascertain the Stockholder Nominee’s eligibility for nomination pursuant to this Section 2.13; and (4) in the case of a nomination by a group of Holders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination. The information and documents required by this Section 2.13(f) shall be: (i) provided with respect to and executed by each Holder whose shares are aggregated for purposes of constituting an Eligible Stockholder, in the case of a group; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Stockholder Nominee or group member that is an entity. The Stockholder Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.13(f) (other than such information and documents contemplated to be provided after the date the Stockholder Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. (g) To be timely under this Section 2.13, the Stockholder Notice must be received by the secretary of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first released to Stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is scheduled more than thirty (30) days prior to or more than sixty (60) days following the anniversary of the preceding year’s annual meeting, the Stockholder Notice, to be timely, must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of the Stockholder Notice as described above. (h) An Eligible Stockholder (or in the case of a group, each Holder whose shares are aggregated for purposes of constituting an Eligible Stockholder) must: (1) within five (5) business days after the date of the Stockholder Notice, and on the last business day immediately prior to the date of the annual meeting, provide one (1) or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the

21 requisite three-year holding period, verifying that the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, (2) include in the written statements provided pursuant to Item 4 of Schedule 14N filed with the Securities and Exchange Commission a statement certifying that it owns and continuously has owned, as defined in Section 2.13(c), the Required Shares for at least three (3) years, (3) file with the Securities and Exchange Commission any solicitation or other communication relating to the annual meeting at which any Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A under the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A, and (4) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five (5) business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. (i) Within the time period specified in Section 2.13(g) for delivery of the Stockholder Notice, a Stockholder Nominee must deliver to the Secretary of the Corporation the questionnaire, representation and agreement set forth in Section 2.2(f). At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days of such request, submit any additional completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request in order for the Corporation to comply with its disclosure obligations under applicable law, determine the Eligible Stockholder’s satisfaction of the requirements of this Section 2.13 or ascertain the Stockholder Nominee’s eligibility for nomination pursuant to this Section 2.13. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors. (j) Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, and a stockholder may not, after the last day on which a Stockholder Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (1) the Secretary of the Corporation receives notice pursuant to Section 2.2(b) of these Bylaws that a stockholder intends to nominate a person for election to the Board, which stockholder does not elect to have its nominee(s) included in the Corporation’s proxy materials pursuant to this Section 2.13,

22 (2) (A) the Eligible Stockholder materially breaches any of its agreements set forth in the Stockholder Notice, (B) the Board of Directors, acting in good faith, determines that the Eligible Stockholder has provided representations and warranties or other information to the Company in connection with such nomination (including without limitation in the Stockholder Notice) that was untrue, or ceases to be true, in any material respect or omitted, or omits, to state a material fact necessary to make the statements made therein not misleading, or (C) the Stockholder Nominee withdraws his or her consent or becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Stockholder Nominee provided for herein, (3) the Eligible Stockholder withdraws its nomination, (4) the Board of Directors, acting in good faith, after consultation with outside counsel, determines that such Stockholder Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Corporation’s bylaws or certificate of incorporation or any applicable law, rule, regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded, or (5) the Stockholder Nominee (A) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, or as a “non-employee director” under Rule 16b-3 under the 1934 Act (or any successor provision), (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, or (E) is or has been subject to any order, judgement, decree, event or circumstance specified in Rule 506(d)(1) under the Securities Act of 1933, as amended (or successor Rule), such that the exemption under Rule 506 (or successor Rule) would be unavailable to the Corporation were the Stockholder Nominee a member of the Board. (k) Notwithstanding anything to the contrary contained in this Section 2.13, the Board may declare a nomination to be invalid (and shall do so in the case of paragraphs 2.13(k)(2) and (3) below), and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (1) the Board of Directors, acting in good faith, determines that the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in this Section 2.13; (2) the Eligible Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.13, or

23 (3) the Eligible Stockholder withdraws its nomination. (l) The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (including any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials but who is nominated by the Board as a Board nominee), together with any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two (2) annual meetings and who are re-nominated for election at such annual meeting by the Board and any Stockholder Nominee who was qualified for inclusion in the Corporation’s proxy materials but whose nomination is subsequently withdrawn, shall not exceed (the “Maximum Number”) the greater of (i) two (2) or (ii) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.13 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds this Maximum Number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the number (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the Corporation. If the Maximum Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.13(g) but before the date of the annual meeting, and the Board resolves to reduce its size in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced. (m) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of Stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.13 for the next two annual meetings. (n) This Section 2.13 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials. (o) The interpretation of, and compliance with, any provision of this Section 2.13, including the representations, warranties and covenants contained herein, shall be determined by the Board or, in the discretion of the Board, one or more of its designees, in each case acting reasonably and in good faith. ARTICLE III DIRECTORS Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such acts and things as are not, by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these Bylaws, directed or required to be exercised or done by the stockholders.

24 Section 3.2 Number and Qualifications of Directors. (a) The number of directors which shall constitute the whole Board of Directors shall be no less than seven and no more than eleven; provided that until changed by resolution of the Board of Directors, the number of directors shall be fixed at eleven. Except as otherwise required by applicable law, the Certificate of Incorporation or Section 3.3 of this Article III, a nominee for director shall be elected by the affirmative vote of a majority of the votes cast with respect to such director, provided that nominees for director shall be elected by the vote of a plurality of the votes cast at any meeting of stockholders for which, as of a date that is ten (10) days in advance of the date on which the Corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the number of nominees for director exceeds the number of directors to be elected, as determined by the Secretary of the Corporation. For purposes of this Section 3.2, a majority of the votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. (b) If an incumbent director is not elected due to a failure to receive a majority of the votes cast as described above, and his or her successor is not otherwise elected and qualified, such director shall tender his or her offer to resign to the Secretary of the Corporation promptly following the certification of the election results. Within ninety (90) days after the date of the certification of the election results, (i) the Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken and (ii) the Board of Directors will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it, provided that any director who tenders his or her offer to resign shall not participate in either the Corporate Governance and Nominating Committee’s or Board of Directors’ deliberations regarding the offer to resign, and if a quorum of the Corporate Governance and Nominating Committee cannot be met without the presence of the directors who did not receive a majority of the votes cast, then the Board of Directors shall appoint a committee of independent directors to consider the resignation offers and recommend to the Board of Directors whether to accept or reject the resignations, or whether other action should be taken. Directors need not be stockholders. Section 3.3 Term; Vacancies; Resignation and Removal of Directors. (a) In accordance with the Certificate of Incorporation, the directors shall be elected at each annual meeting of stockholders, and each director elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. (b) Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

25 (c) Any director of the Corporation may at any time resign by giving notice in writing or by electronic transmission to the Board of Directors, the Chair of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof by the Corporation, or such later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.2(a). Section 3.4 Place of Meetings. The Board of Directors may hold its meetings inside or outside of the State of Delaware, at the office of the Corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings. Section 3.5 Compensation of Directors. Directors who are not at the time also a salaried officer or employee of the Corporation or any of its subsidiaries may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Each director, whether or not a salaried officer or employee of the Corporation or any of its subsidiaries, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Section 3.6 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine. Section 3.7 Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the President or the Chair of the Board, or at the request in writing of a majority of the directors. Notice of any such meeting, unless waived, shall be given to directors personally, by telephone, by first-class United States mail, postage prepaid, or by facsimile or electronic transmission to each director at his or her address as the same appears on the records of the Corporation not later than two days prior to the day on which such meeting is to be held if such notice is delivered personally, by telephone or by facsimile or electronic transmission, or not less than four days prior to the day on which the meeting is to be held if such notice is by first-class United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the President or any one of the directors calling the meeting. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall waive notice or be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting without protesting, prior to

26 or at its commencement, the lack of such notice to such member. Notice of any adjourned meeting of the Board of Directors need not be given to any director in attendance. Section 3.8 Action Without Meeting; Use of Communications Equipment. (a) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent to such action in writing or by electronic transmission and such written consent or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or the committee thereof, in the same paper or electronic form as the minutes are maintained. (b) Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting. Section 3.9 Quorum and Manner of Acting. (a) Except as otherwise provided in these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. (b) The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem to be proper. In the absence of the Chair of the Board, such person designated by the Board shall preside at Board meetings. ARTICLE IV EXECUTIVE AND OTHER COMMITTEES Section 4.1 Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate annually three (3) or more of the directors to constitute members or alternate members of an Executive Committee, which Executive Committee shall have and may exercise, between the meetings of the Board of Directors, all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, if such Executive Committee is so empowered and authorized by resolution adopted by a majority of the entire Board of Directors, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that such Executive Committee shall not have such power or authority in reference to:

27 (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval, or (b) adopting, amending or repealing any bylaw of the Corporation. The Board of Directors shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause. Section 4.2 Other Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors (except to the extent prohibited by law), designate from among the directors one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided that no committee shall have the power or authority in reference to the matters described in Section 4.1(a) and (b) above. A majority of all of the members of such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Section 4.3 Procedure; Meeting; Quorum. Regular meetings of the Executive Committee or of any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof or by the Board of Directors. Special meetings of the Executive Committee or any other committee of the Board of Directors shall be called at the request of any member thereof. Notice of each special meeting of the Executive Committee or of any other committee of the Board of Directors shall be delivered personally, by telephone, by first-class United States mail, postage prepaid or by facsimile or electronic transmission to each member thereof not later than twenty-four (24) hours prior to the time at which such meeting is to be held if such notice is delivered personally, by telephone or by facsimile or electronic transmission and not less than four days prior to the day on which such meeting is to be held if such notice is delivered by first-class United States mail; provided, however, that notice of any such special meeting need not be given to any such member who shall, either before or after such special meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the Executive Committee or any other committee of the Board of Directors shall be a valid meeting without any notice thereof having been given if all of the members thereof shall waive notice or be present thereat without protesting, prior to or at its commencement, the lack of such notice to such member. Notice of any adjourned meeting of any committee of the Board of Directors need not be given to any director in attendance. Each of the Executive Committee and each other committee of the Board of Directors may adopt such rules and regulations that are not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as the Executive Committee or each other committee of the Board of Directors, as the case may be, may deem to be proper. A majority of the members of the Executive Committee or of any other committee of the Board of Directors shall constitute a quorum for the

28 transaction of business at any meeting thereof, and the vote of a majority of the members thereof present at any meeting thereof at which such a quorum is present shall be the act of the Executive Committee or such other committee, as the case may be. Each of the Executive Committee and each other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board of Directors. ARTICLE V OFFICERS Section 5.1 Officers. The officers of the Corporation shall be a President and Chief Executive Officer, a Chief Financial Officer, a Chief Legal Officer, a Treasurer, a Secretary, and such number of executive vice presidents, if any, as the Board of Directors may determine. One person may hold any number of said offices. Section 5.2 Election, Term of Office and Eligibility. The officers of the Corporation shall be appointed annually by the Board of Directors, and new or additional officers, or officers appointed to fill a vacancy occurring in any office of the Corporation, may be appointed at any time by the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 5.3, shall hold office until the next annual election of officers or until his or her death, resignation or removal. None of the other officers need be members of the Board. Section 5.3 Subordinate Officers. The Board of Directors may appoint a Controller, such vice presidents, assistant secretaries, assistant treasurers and such other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the Chief Executive Officer of the Corporation or the Executive Committee to appoint any such subordinate officers or agents. Section 5.4 Removal and Resignation of Officers. (a) Subject to the rights, if any, of an officer under any contract of employment, (i) any officer appointed pursuant to Section 5.1 may be removed, either with or without cause, only by the vote of a majority of the entire Board of Directors; and (ii) any officer appointed pursuant to Section 5.3 may be removed, either with or without cause, by the vote of a majority of the directors present at any meeting at which a quorum is present or by any committee or officer empowered to appoint such subordinate officer. (b) Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. (c) Any vacancy occurring in any office of the Corporation shall be filled as provided in Section 5.2 or Section 5.3, as applicable. Section 5.5 Chair of the Board. The Chair of the Board shall, if present, preside at meetings of the Board of Directors. The Chair of the Board shall be a member of the Board of Directors.

29 Section 5.6 The President. The President shall be the Chief Executive Officer of the Corporation. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and, subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these Bylaws, shall administer and be responsible for the management of the business and affairs of the Corporation. He shall in general perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors. Section 5.7 Other Executive Officers and Executive Vice Presidents. In the event of the absence or disability of the President, the other executive officers of the Corporation, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The other officers and executive vice presidents of the Corporation shall also perform such other duties as may be provided herein or as from time to time may be assigned to them by the Board of Directors or by the President of the Corporation, and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. Section 5.8 The Secretary. The Secretary shall: (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors; (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) Be custodian of the records and of the seal of the Corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) Have charge of the stock record books of the Corporation; (e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these Bylaws and as from time to time are assigned to him by the Board of Directors or by the Chief Executive Officer of the Corporation. Section 5.9 The Treasurer. The Treasurer shall: (a) Receive and be responsible for all funds of and securities owned or held by the Corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the Corporation; deposit or cause to be deposited to the credit of the Corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the Corporation as may be properly authorized. (b) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the Chief Executive Officer of the Corporation may require, financial and other appropriate reports on the condition of the Corporation;

30 (c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the Chief Executive Officer of the Corporation. Section 5.10 Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Section 5.11 Delegation of Duties. In case of the absence of any officer of the Corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director. ARTICLE VI SHARES OF STOCK Section 6.1 Regulation. Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars. Section 6.2 Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates, and, upon written request to the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation. Certificates for shares of the stock of the Corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or other executive officer, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the Corporation or its employee. Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors. Section 6.3 Restriction on Transfer of Securities. A restriction on the transfer or registration of transfer of securities of the Corporation may be imposed either by the Certificate of Incorporation or by these Bylaws or by an agreement among any number of security holders or among such holders and the Corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

31 A restriction on the transfer of securities of the Corporation is permitted by this Section if it: (a) Obligates the holder of the restricted securities to offer to the Corporation or to any other holders of securities of the Corporation or to any other person or to any combination of the foregoing a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or (b) Obligates the Corporation or any holder of securities of the Corporation or any other person or any combination of the foregoing to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or (c) Requires the Corporation or the holders of any class of securities of the Corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or (d) Prohibits the transfer of the restricted securities to designated persons or classes of persons; and such designation is not manifestly unreasonable; or (e) Restricts transfer or registration of transfer in any other lawful manner. Unless noted conspicuously on the security, a restriction, even though permitted by this Section, is ineffective except against a person with actual knowledge of the restriction. Section 6.4 Transfer of Shares. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Certificate of Incorporation or the Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. Section 6.5 Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next

32 preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Section 6.6 Lost Certificate. Except as provided in this Section 6.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the Corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed. ARTICLE VII BOOKS AND RECORDS Section 7.1 Location. The books, accounts and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors may from time to time determine. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the General Corporation Law of the State of Delaware, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the General Corporation Law of the State of Delaware, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware. Section 7.2 Inspection. The books, accounts, and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

33 Section 7.3 Corporate Seal. The corporate seal shall contain two concentric circles between which shall be the name of the Corporation and the word “Delaware” and in the center shall be inscribed the words “Corporate Seal.” Section 7.4 Stock Ledger. A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the General Corporation Law of the State of Delaware shall be administered by or on behalf of the Corporation. ARTICLE VIII DIVIDENDS AND RESERVES Section 8.1 Dividends. The Board of Directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation and other lawful commitments of the Corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the Corporation, as defined in and computed in accordance with the General Corporation Law of the State of Delaware, or in case there shall be no such surplus, out of the net profits of the Corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the Corporation, computed in accordance with the General Corporation Law of the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the Corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. Section 8.2 Reserves. The Board of Directors of the Corporation may set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve. ARTICLE IX MISCELLANEOUS PROVISIONS Section 9.1 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year. Section 9.2 Depositories. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the Corporation. Section 9.3 Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

34 Section 9.4 Contracts and Other Instruments. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such authority may be general or confined to specific instances. Section 9.5 Notices. In addition to other means of notice permitted herein, whenever under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the records of the Corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Dover, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to a telegraph company. Section 9.6 Waivers of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice. Section 9.7 Stock in Other Corporations. Any shares of stock in any other Corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such Corporation by the President or other executive officer, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its President or an executive officer. Shares of stock belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors. Section 9.8 Indemnification. (a) The Corporation shall indemnify any person (a “covered person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation, against all judgments, fines, amounts paid in settlement and other liability and loss suffered, and all expenses (including, without limitation, attorneys’ fees) reasonably incurred

35 thereby in connection with such action, suit or proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time in effect. Such right of indemnification shall include the right to payment of expenses incurred in defending any proceeding in advance of final disposition of such proceeding upon tendering of any undertaking by the person to whom advances are made to repay such expenses required by law as a condition to advancement of such expenses, and shall not be deemed to be exclusive of any rights to which any such director or officer may otherwise be entitled. The foregoing provisions of this Section 9.8(a) shall be deemed to be a contract between the Corporation and each director and officer of the Corporation serving in such capacity, in consideration of such person’s performance of such services, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. With respect to current and former directors and officers of the Corporation, the rights conferred under this Section are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Notwithstanding the first sentence of this Section 9.8(a), except as otherwise provided in Section 9.8(c), the Corporation shall be required to indemnify a covered person in connection with a proceeding (or part thereof) commenced by such covered person only if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors. (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against all judgments, fines, amounts paid in settlement and other liability and loss suffered, and all expenses (including, without limitation, attorneys’ fees) reasonably incurred thereby in connection with such action, suit or proceeding to the extent permitted by and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time in effect. Such right of indemnification may include the right to payment of expenses incurred in defending any proceeding in advance of final disposition of such proceeding upon tendering of any undertaking to repay such expenses required by the board of directors as a condition to advancement of such expenses, and shall not be deemed to be exclusive of any other rights to which any such person may otherwise be entitled. Notwithstanding the first sentence of this Section 9.8(b), except as otherwise provided in Section 9.8(c), the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors. (c) If a claim under subsection (a) or (b) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the

36 claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct. (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law. (f) To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith. (g) The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Section shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person. (h) Any amendment, repeal or modification of any provision of this Section by the stockholders or the directors of the Corporation shall not adversely affect any right or protection (i) hereunder of any person with respect to any action or omission occurring prior to the time of such amendment, repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

37 Section 9.9 Amendment of Bylaws. (a) The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power may, at any annual or special meeting if notice of such alteration or amendment of the Bylaws is contained in the notice of such meeting, adopt, amend, or repeal these Bylaws, and alterations or amendments of Bylaws made by the stockholders shall not be altered or amended by the Board of Directors. (b) The Board of Directors, by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present, may adopt, amend, or repeal these Bylaws at any meeting, except as provided in the above paragraph. Bylaws made by the Board of Directors may be altered or repealed by the stockholders. ARTICLE X EXCLUSIVE FORUM Section 10.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim against the Corporation or any director, officer, or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time) or (4) any action asserting a claim against the Corporation, or any director, officer, or other employee of the Corporation governed by the internal affairs doctrine; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action, the subject matter of which is within the scope of clause (a) of the immediately preceding sentence, is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.